                                                                      EXHIBIT 12

                        ADVANTICA RESTAURANT GROUP, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                        One Week    Fifty-One                            Three Quarters Ended
                                                         Ended     Weeks Ended                       ----------------------------
                                   ------------------  January 7,  December 30, ---------  --------- September 27,  September 26,
                                     1996      1997       1998         1998       1999       2000        2000           2001
                                   --------  --------  ----------  ------------ ---------  --------- -------------  -------------
(In thousands)
Loss from continuing operations
  before income taxes              ($73,654) ($81,978)  $589,044    ($129,060)  ($274,988) ($80,670)   ($54,706)      ($55,505)
                                   --------  --------   --------    ---------   ---------  --------    --------       --------
Add:
  Interest expense excluding
    capitalized interest            153,839   124,507      1,901      101,590      93,498    90,311      62,322         54,732
  Amortization of debt expense        4,696     4,608         83       (7,501)     (7,682)   (3,366)     (3,394)         1,080
                                   --------  --------   --------    ---------   ---------  --------    --------       --------
      Subtotal                      158,535   129,115      1,984       94,089      85,816    86,945      58,928         55,812
                                   --------  --------   --------    ---------   ---------  --------    --------       --------
  Interest factor in rents           11,668    11,190        218       11,174      12,349    15,774      11,831         12,019
                                   --------  --------   --------    ---------   ---------  --------    --------       --------
      Total earnings (losses)      $ 96,549  $ 58,327   $591,246     ($23,797)  ($176,823) $ 22,049    $ 16,053       $ 12,326
                                   ========  ========   ========    =========   =========  ========    ========       ========

Fixed charges:
  Interest expense excluding
    capitalized interest           $153,839  $124,507   $  1,901    $ 101,590   $  93,498  $ 90,311    $ 62,322       $ 54,732
  Amortization of debt expense        4,696     4,608         83       (7,501)     (7,682)   (3,366)     (3,394)         1,080
                                   --------  --------   --------    ---------   ---------  --------    --------       --------
      Subtotal                      158,535   129,115      1,984       94,089      85,816    86,945      58,928         55,812
  Interest factor in rents           11,668    11,190        218       11,174      12,349    15,774      11,831         12,019
                                   --------  --------   --------    ---------   ---------  --------    --------       --------
      Total fixed charges          $170,203  $140,305   $  2,202    $ 105,263   $  98,165  $102,719    $ 70,759       $ 67,831
                                   ========  ========   ========    =========   =========  ========    ========       ========

Ratio of earnings to fixed charges      ---       ---      268.5          ---         ---       ---         ---            ---
                                   ========  ========   ========    =========   =========  ========    ========       ========

Deficiency in the coverage of
  fixed charges by earnings
  (losses) before fixed charges      73,654    81,978        ---      129,060     274,988    80,670      54,706         55,505
                                   ========  ========   ========    =========   =========  ========    ========       ========

For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing pretax earnings by fixed charges. Earnings, as used to compute the ratio, equals the sum of income before income taxes and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expenses and a rental factor that is representative of an interest factor (estimated to be one third) on operating leases.